Exhibit 10.2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (“Amendment”) is made by and between Ceridian HCM, Inc. (“Ceridian HCM”) and Christopher R. Armstrong (“Executive”).

WHEREAS, Ceridian HCM and Executive are parties to an existing Employment Agreement with an effective date of May 1, 2019, and further amendments dated November 5, 2019 and February 1, 2020 (the “Employment Agreement”); and

WHEREAS, Ceridian HCM and Executive desire to amend the Employment Agreement as reflected herein.

NOW, THEREFORE, the parties agree that effective February 23, 2022, the following amendment will be made a part of the Employment Agreement:

1.
Section 2.01 of the Employment Agreement shall be amended by deleting the position title of “Executive Vice President, Chief Customer Officer” and replacing it with “Executive Vice President, Chief Operating Officer”.

2.
For the avoidance of doubt, by signing below, the parties acknowledge and agree that the change in the position title as reflected in Section 1 above shall not be deemed a “Good Reason” event as that term is defined in Section 1.13 of the Employment Agreement.

This Amendment will be attached to and be a part of the Employment Agreement between Ceridian HCM and Executive.

Except as set forth herein, the Employment Agreement will remain in full force and effect without modification.

CERIDIAN HCM, INC.

Date: February 28, 2022		By:	/s/ Leagh Turner
Leagh Turner
	Its:		Co-Chief Executive Officer

EXECUTIVE:

Date: February 28, 2022		/s/ Christopher R. Armstrong
Christopher R. Armstrong